EXHIBIT 99.3

CAREER EDUCATION CORPORATION

NEW STUDENT START AND POPULATION DATA

	For the Three Months Ended,				For the Year Ended December 31, 2007
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
STUDENT STARTS (1):
Art & Design	1,630	1,530	3,490	2,650	9,300
Culinary Arts	2,730	2,070	4,480	2,430	11,710
Health Education	4,290	3,820	4,740	3,400	16,250
International	400	330	3,380	2,340	6,450
University	14,610	12,090	13,120	12,410	52,230

Subtotal	23,660	19,840	29,210	23,230	95,940
Transitional Schools	1,840	1,530	2,240	2,610	8,220

Total	25,500	21,370	31,450	25,840	104,160

	As of
	April 30, 2007	July 31, 2007	October 31, 2007	January 31, 2008
STUDENT POPULATION (1):
Art & Design	12,700	13,300	14,700	14,200
Culinary Arts	10,500	11,000	12,100	10,900
Health Education	13,300	12,900	14,600	14,700
International	6,200	1,000	8,600	8,600
University	40,700	39,200	42,300	41,500

Subtotal	83,400	77,400	92,300	89,900
Transitional Schools	9,900	9,200	9,900	9,200

Total	93,300	86,600	102,200	99,100

(1)	In February 2008, the Company announced a new management reporting structure and plans to teach-out all programs at nine of the eleven campuses previously held for sale. The remaining two campuses will be converted to Sanford-Brown schools included in the Health Education segment. The Company developed a Transitional Schools segment to focus on campuses in teach-out. The nine campuses previously held for sale and the prior campuses in teach-out are included in the Transitional Schools segment. A detailed listing of campuses by segment are included in the Company’s 2008 Investor and Analyst Day presentations available in the Investor Relations section of the Company’s website and included in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 18, 2008.